Exhibit 5.4

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE 85106.000003

June 1, 2015

Dynegy Inc.

601 Travis Street, Suite 1400
Houston, Texas  77002

Registration Statement on Form S-4

for Exchange of Outstanding Notes for New Notes

to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special Virginia counsel to Elwood Services Company, LLC (“Elwood”), Kincaid Energy Services Company, LLC (“KESC”), Kincaid Generation, L.L.C. (“KG”) and Kincaid Holdings, LLC (“KH” and, collectively with Elwood, KESC and KG, the “Virginia Guarantors”), each a Virginia limited liability company, for the purpose of providing this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by Dynegy Inc., a Delaware corporation (the “Parent”), and the subsidiaries of the Parent listed in the Registration Statement, including the Virginia Guarantors (collectively, the “Subsidiary Guarantors”), on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register up to (i) $2,100,000,000 aggregate principal amount of the Parent’s 6.75% senior notes due 2019 (the “New 2019 Notes”), $1,750,000,000 aggregate principal amount of the Parent’s 7.375% senior notes due 2022 (the “New 2022 Notes”) and $1,250,000,000 aggregate principal amount of the Parent’s 7.625% senior notes due 2024 (the “New 2024 Notes” and, collectively with the New 2019 Notes and the New 2022 Notes, the “Exchange Notes”) and (ii) the guarantees of the Parent’s obligations under the Exchange Notes by the Subsidiary Guarantors (the “Exchange Guarantees”).  The Exchange Notes and the Exchange Guarantees are to be issued in exchange (the “Exchange Offer”) for equal aggregate principal amounts of the Parent’s 6.75% senior notes due 2019, 7.375% senior notes due 2022 and 7.625% senior notes due 2024 and the guarantees of the Parent’s obligations thereunder by the Subsidiary Guarantors, each of which were issued in reliance on exemptions from registration under the Securities Act for offers and sales of securities not involving public offerings.  The terms of the Exchange Offer are described in the Registration Statement and the prospectus that forms a part thereof.

The New 2019 Notes and the related Exchange Guarantees will be issued pursuant to the terms of the Indenture, dated October 27, 2014 (as amended and supplemented, the “2019 Indenture”), as amended and supplemented by the First Supplemental Indenture, dated April 1,

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

Dynegy Inc.

June 1, 2015

2015, the Second Supplemental Indenture, dated April 1, 2015 (the “2019 Second Supplemental Indenture”), the Third Supplemental Indenture, dated April 2, 2015 (the “2019 Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated May 11, 2015 (the “2019 Fourth Supplemental Indenture”).  The New 2022 Notes and the related Exchange Guarantees will be issued pursuant to the terms of the Indenture, dated October 27, 2014 (as amended and supplemented, the “2022 Indenture”), as amended and supplemented by the First Supplemental Indenture, dated April 1, 2015, the Second Supplemental Indenture, dated April 1, 2015 (the “2022 Second Supplemental Indenture”), the Third Supplemental Indenture, dated April 2, 2015 (the “2022 Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated May 11, 2015 (the “2022 Fourth Supplemental Indenture”).  The New 2024 Notes and the related Exchange Guarantees will be issued pursuant to the terms of the Indenture, dated October 27, 2014 (as amended and supplemented, the “2024 Indenture” and, collectively with the 2019 Indenture and the 2022 Indenture, the “Indentures”), as amended and supplemented by the First Supplemental Indenture, dated April 1, 2015, the Second Supplemental Indenture, dated April 1, 2015 (the “2024 Second Supplemental Indenture” and, each of the 2019 Second Supplemental Indenture, the 2022 Second Supplemental Indenture and the 2024 Second Supplemental Indenture, a “Second Supplemental Indenture”), the Third Supplemental Indenture, dated April 2, 2015 (the “2024 Third Supplemental Indenture” and, each of the 2019 Third Supplemental Indenture, the 2022 Third Supplemental Indenture and the 2024 Third Supplemental Indenture, a “Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated May 11, 2015 (the “2024 Fourth Supplemental Indenture” and, each of the 2019 Fourth Supplemental Indenture, the 2022 Fourth Supplemental Indenture and the 2024 Fourth Supplemental Indenture, a “Fourth Supplemental Indenture”).  Capitalized terms used but not otherwise defined herein have the meanings given to them in the Indentures.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including the following:

1.             executed copies of the Indentures;

2.             the forms of global notes representing the Exchange Notes;

3.             an executed copy of the Registration Rights Agreement;

Dynegy Inc.

June 1, 2015

4.             an executed copy of the First Registration Rights Agreement Joinder, dated April 1, 2015, among the Parent and the subsidiary guarantors identified therein;

5.             an executed copy of the EquiPower Purchase Agreement;

6.             the Registration Statement;

7.             Elwood’s Articles of Organization, as certified on May 27, 2015 by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and as in effect on the date hereof;

8.             Elwood’s Amended and Restated Limited Liability Company Operating Agreement, as in effect on the date hereof;

9.             the resolutions of Elwood’s sole member adopted on April 1, 2015;

10.          the certificate of fact for Elwood issued by the SCC on June 1, 2015;

11.          KESC’s Articles of Organization, as certified on May 27, 2015 by the SCC and as in effect on the date hereof;

12.          KESC’s Amended and Restated Limited Liability Company Operating Agreement, as in effect on the date hereof;

13.          the resolutions of KESC’s sole member adopted on April 1, 2015;

14.          the certificate of fact for KESC issued by the SCC on June 1, 2015;

15.          KG’s Amended and Restated Articles of Organization, as certified on May 26, 2015 by the SCC and as in effect on the date hereof;

16.          KG’s Second Amended and Restated Limited Liability Company Operating Agreement, as in effect on the date hereof;

17.          the resolutions of KG’s members adopted on April 1, 2015;

18.          the certificate of fact for KG issued by the SCC on June 1, 2015;

19.          KH’s Articles of Organization, as certified on May 27, 2015 by the SCC and as in effect on the date hereof;

Dynegy Inc.

June 1, 2015

20.          KH’s Amended and Restated Limited Liability Company Operating Agreement, as in effect on the date hereof;

21.          the resolutions of KH’s sole member adopted on April 1, 2015; and

22.          the certificate of fact for KH issued by the SCC on June 1, 2015.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties (other than the due authorization, execution and delivery of the documents referred to in opinion paragraphs 2, 3, 4, and 5 below by the Virginia Guarantors) and the validity, binding effect and enforceability thereof on such parties.

As to factual matters, we have relied upon (i) the documents furnished to us by the Virginia Guarantors, (ii) the statements and representations of officers and representatives of the Virginia Guarantors, (iii) the corporate records provided to us by such officers or representatives and (iv) certificates and other documents obtained from public officials, without independent verification of their accuracy.

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Virginia.

Based upon the foregoing, and such other documents and matters as we have deemed necessary to render the opinions set forth below, and subject to the limitations, assumptions and qualifications noted herein, we are of the opinion that:

1.             Each Virginia Guarantor is a limited liability company duly formed and validly existing under the laws of the Commonwealth of Virginia, with the entity power and authority to execute, deliver and perform its respective obligations under the Exchange Guarantees.

2.             Each Second Supplemental Indenture has been duly authorized, executed and delivered by each Virginia Guarantor.

3.             Each Third Supplemental Indenture has been duly authorized, executed and delivered by each Virginia Guarantor.

Dynegy Inc.

June 1, 2015

4.             Each Fourth Supplemental Indenture has been duly authorized, executed and delivered by each Virginia Guarantor.

5.             The execution, delivery and issuance of the Exchange Guarantees by each Virginia Guarantor have been duly authorized.

We consent to the filing of this opinion letter with the Commission as Exhibit 5.4 to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Virginia Guarantors, the Exchange Offer or the Exchange Guarantees.  This opinion letter is rendered as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP